AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2000
                                                  REGISTRATION  NO.  333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                              LIFECELL CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                         76-0172936
     (State or other jurisdiction                            (I.R.S. employer
   of incorporation or organization)                      identification number)

                ONE MILLENNIUM WAY, BRANCHBURG, NEW JERSEY  08876
               (Address of principal executive offices; zip code)


                LIFECELL CORPORATION YEAR 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                 PAUL G. THOMAS
    PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
                              LIFECELL CORPORATION
                ONE MILLENNIUM WAY, BRANCHBURG, NEW JERSEY  08876
                                 (908) 947-1100
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              ALAN WOVSANIKER, ESQ.
                              LOWENSTEIN SANDLER PC
                              65 LIVINGSTON AVENUE
                           ROSELAND, NEW JERSEY 07068
                                 (973) 597-2500
                            ________________________

                                     CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                   Proposed             Proposed
Title of Securities        Amount to be        Maximum Offering     Maximum Aggregate       Amount of
to be Registered            Registered       Price per Share (2)   Offering Price (2)   Registration Fee
---------------------  --------------------  --------------------  -------------------  -----------------

Common Stock, par
value $.001 per share  1,500,000 shares (1)  $              4.906  $         7,359,000  $           1,943
=====================  ====================  ====================  ===================  =================

(1)  Based  on  the  number  of  shares  of  common  stock reserved for issuance pursuant to the LifeCell
Corporation  Year  2000  Stock Option Plan.  In addition to such shares, this Registration Statement also covers  additional  shares  of  common  stock as may be issuable pursuant to the anti-dilution provisions thereof.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)
of  the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of common  stock  on  the  NASDAQ  Stock  Market's  National  Market  on  August  31,  2000.

=========================================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

               The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

       (i)     Our  Annual  Report  on Form 10-K for the year ended December 31,
1999;

       (ii) Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 and June 30, 2000;

       (iii)   Our  Current  Report  on  Form 8-K filed with the SEC on  July 7,
2000;

       (iv) Our Current Report on Form 8-K filed with the SEC on September 5, 2000;

       (v) Our Definitive Proxy Statement for our annual meeting of shareholders held on June 2, 2000, filed on April 28, 2000;

       (vi) The description of our common stock, $.001 par value, contained in a registration statement on Form 8-A, including any amendment or report filed for the purpose of updating such description; and

       (vii) All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

ITEM  4.  DESCRIPTION  OF  SECURITIES

          Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

          Not  Applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

          Article X of our Amended and Restated By-laws provides for mandatory indemnification to at least the extent specifically allowed by Section 145 of the General Corporation Law of the State of Delaware (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

          Article Seventh (B) of our Restated Certificate of Incorporation, as amended provides that we shall indemnify any director or officer to the full extent permitted by Delaware law.

          Article Seventh (A) of our Restated Certificate of Incorporation, as amended provides that a director shall not be personally liable to LifeCell Corporation or its stockholders for monetary damages for monetary damages resulting from breaches of their fiduciary duty as directors except for any breach of the duty of loyalty to LifeCell Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or for transactions from which directors derive improper personal benefit.

          Our Year 2000 Stock Option Plan provides that the we will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding that relates in any way to this plan or any options granted under this plan by reason of the fact that that person is or was at any time a director of LifeCell Corporation or a member of the committee appointed by the Board of Directors to administer this plan. The indemnification covers judgments, fines, penalties, settlements and reasonable expenses (including attorney's fees) actually incurred by that person in connection with such action, suit or proceeding.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

          Not  applicable.

ITEM  8.  EXHIBITS

          The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM  9.  UNDERTAKINGS

          (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Branchburg on the 5th day of September, 2000.

                                                LIFECELL  CORPORATION

                                                /s/  Steven  T.  Sobieski
                                                --------------------------------
                                                By:  Steven  T.  Sobieski
                                                     Vice  President  and  Chief
                                                        Financial  Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Paul G. Thomas and Steven T. Sobieski or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                         Title                                   Date
----                         -----                                   ----


/s/  Paul G. Thomas          President and Chief Executive     September 5, 2000
-------------------          Officer  and  Director
Paul  G.  Thomas


/s/  Steven  T.  Sobieski    Vice President and                September 5, 2000
-------------------------
Steven  T.  Sobieski         Chief  Financial  Officer


/s/ Stephen A. Livesey       Executive Vice President          September 5, 2000
----------------------       and  Director
Stephen  A.  Livesey


/s/  Michael  E.  Cahr       Director                          September 5, 2000
----------------------
Michael  E.  Cahr


/s/  James  G.  Foster       Director                          September 5, 2000
----------------------
James  G.  Foster


/s/  David  A.  Thompson     Director                          September 5, 2000
------------------------
David  A.  Thompson

/s/  Peter  D. Costantino    Director                          September 5, 2000
-------------------------
Peter  D.  Costantino


/s/  K.  Flynn  McDonald     Director                          September 5, 2000
------------------------
K.  Flynn  McDonald

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION                           PAGE NO.

4.1     Restated  Certificate  of  Incorporation  of  LifeCell
        Corporation, as amended (incorporated by reference to Exhibit
        3.1 to LifeCell Corporation's Quarterly Report on Form 10-Q for the period ended June 30, 1998).

4.2 By-laws of LifeCell Corporation, as amended and restated (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
        1996).

5.1     Opinion  of  Lowenstein  Sandler  PC*

10.1 LifeCell Corporation Year 2000 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000).

23.1    Consent  of  Arthur  Andersen  LLP.*

23.2    Consent  of  Lowenstein  Sandler  PC  (contained  in  Exhibit  5.1).

_________________________
*  Filed  herewith.

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